UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2021
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 6, 2021, the Board of Directors of Body and Mind Inc. (the “Company”) appointed Alexis Podesta as a director of the Company.

As a result, the Company’s current directors and officers are as follows:

Name	Position

Michael Mills	President, Chief Executive Officer and Director

Dong Shim	Chief Financial Officer and Director

Brent Reuter	Director

Stephen ‘Trip’ Hoffman	Chief Operating Officer and Director

Alexis Podesta	Director

Darren Tindale	Corporate Secretary

Alexis Podesta (age 40) Ms. Podesta was appointed as director of the Company on March 6, 2021. Ms. Podesta has served in senior roles in both the public and private sector. Known for her talent to skillfully navigate complex policy and political issues, her broad portfolio has included problem-solving on high-profile policies in both government and the corporate world.

Ms. Podesta was entrusted by both Governor Gavin Newsom and Governor Edmund G. Brown, Jr. to manage the sprawling California Business, Consumer Services and Housing Agency. As Secretary of the Cabinet-level Agency, she directed its $4.75 billion budget and nearly 6,100 employees. Ms. Podesta oversaw twelve departments, boards, a commission, a panel and a council whose job is to license and regulate professionals and businesses in California to protect consumers; regulate businesses engaged in financial transactions; preserve, expand and fund safe and affordable housing opportunities; to provide solutions to address homelessness in California; to investigate and research earthquake related issues to advise on ways to reduce earthquake risk; and to protect the civil rights of all Californians from acts of hate violence and unlawful discrimination in employment, housing and public accommodations.

Prior to being appointed to lead the Agency, Ms. Podesta served as the Director of External and International Affairs for Governor Brown. She directed outreach, communication and partnerships with stakeholder groups, and provided key support for the Governor’s special projects. In addition, Ms. Podesta was the Governor’s lead representative on international affairs and served as Chief of Protocol.

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Before joining the Brown Administration, Ms. Podesta worked for Pacific Gas & Electric in Government Affairs. Prior to joining that utility, she spent nearly a decade in Washington, D.C., working first as the Director of Scheduling for U.S. Senator Dianne Feinstein (D-California), and then as the Manager of Government Relations for The Walt Disney Company.

Most recently, Ms. Podesta was appointed by Governor Newsom to serve on the State Compensation Insurance Fund Board of Directors. Established in 1914 by the state legislature, the State Fund provides workers’ compensation insurance for approximately 110,000 policyholders and has nearly $21 billion in assets.

Ms. Podesta has a Bachelor’s Degree from George Washington University.

Stock Options Grant

In addition, on March 6, 2021, the Board of Directors of the Company approved and granted in aggregate 1,250,000 stock options to certain directors and officers of the Company having an exercise price of CDN$0.68 per share and an expiry date of five years from the date of grant. These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

The following table below sets forth the stock options awarded to the Company’s current directors and officers on March 6, 2021:

Name	Number of Stock Options
Michael Mills (President, CEO and Director)	250,000
Dong Shim (CFO and Director)	250,000
Brent Reuter (Director)	150,000
Stephen ‘Trip’ Hoffman (COO and Director)	250,000
Alexis Podesta (Director)	250,000
Darren Tindale (Corporate Secretary)	100,000

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 8, 2021, Company issued a news release to report that Alexis Podesta, who was instrumental in California’s transition from medical to adult use cannabis, has been appointed as a director of the Company.

Alexis Podesta has served in senior roles in both the public and private sector. Known for her talent to skillfully navigate complex policy and political issues, her broad portfolio has included problem-solving on high-profile policies in both government and the corporate world.

Alexis was entrusted by both Governor Gavin Newsom and Governor Edmund G. Brown, Jr. to manage the sprawling California Business, Consumer Services and Housing Agency. As Secretary of the Cabinet-level Agency, she directed its $4.75 billion budget and nearly 6,100 employees. Alexis oversaw twelve departments, boards, a commission, a panel and a council whose job is to license and regulate professionals and businesses in California to protect consumers; regulate businesses engaged in financial transactions; preserve, expand and fund safe and affordable housing opportunities; to provide solutions to address homelessness in California; to investigate and research earthquake related issues to advise on ways to reduce earthquake risk; and to protect the civil rights of all Californians from acts of hate violence and unlawful discrimination in employment, housing and public accommodations.

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Additionally, the departments under the agency provided $1.9 billion in funding for affordable housing; made $3.5 billion annually in loans for first-time homebuyers; made $600 million annually in loans for affordable multi-family properties; and provided $650 million in assistance to local jurisdictions to combat homelessness. Additionally, the Department of Fair Employment and Housing filed more than 22,500 civil rights cases.

Prior to being appointed to lead the Agency, Alexis served as the Director of External and International Affairs for Governor Brown. She directed outreach, communication and partnerships with stakeholder groups, and provided key support for the Governor’s special projects. In addition, Alexis was the Governor’s lead representative on international affairs and served as Chief of Protocol.

Before joining the Brown Administration, Alexis worked for Pacific Gas & Electric in Government Affairs. Prior to joining that utility, she spent nearly a decade in Washington, D.C., working first as the Director of Scheduling for U.S. Senator Dianne Feinstein (D-California), and then as the Manager of Government Relations for The Walt Disney Company.

Most recently, Alexis was appointed by Governor Newsom to serve on the State Compensation Insurance Fund Board of Directors. Established in 1914 by the state legislature, the State Fund provides workers’ compensation insurance for approximately 110,000 policyholders and has nearly $21 billion in assets.

“Alexis brings a wealth of board, management and cannabis experience to Body and Mind and we look forward to increasing the depth and experience of our board,” stated Michael Mills, CEO of Body and Mind. “This past quarter was transformative as the Company achieved record revenues. We continue to expand operations and construction is progressing well at the NMG Ohio production facility. I look forward to working with Alexis and our team to continue the growth of Body and Mind as a trusted cannabis brand.”

The Company has granted an aggregate of 1,250,000 stock options (the “Options”) in accordance with the Company’s stock option plan at an exercise price of CDN$ 0.68 per share for a term of five years expiring on March 6, 2026. The Options were granted to current directors and officers of the Company.

The Options are subject to vesting provisions such that 25% of the Options vest six (6) months from the date of grant, 25% of the Options vest twelve (12) months from the date of grant, 25% of the Options vest eighteen (18) months from the date of grant and 25% of the Options vest twenty-four (24) months from the date of grant.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated March 8, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: March 8, 2021	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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